                               USWEB CORPORATION

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

                                                                                   THREE MONTHS ENDED
                   YEAR ENDED  NINE MONTHS    NINE MONTHS   ----------------------------------------------------------------------
                    DEC. 31,      ENDED          ENDED      MAR. 31,  JUNE 30,  SEPT. 30,  DEC. 31,  MAR. 31,  JUNE 30,  SEPT. 30,
                      1996    SEPT. 30, 1996 SEPT. 30, 1997   1996      1996      1996       1996      1997      1997      1997
                   ---------- -------------- -------------- --------  --------  ---------  --------  --------  --------  ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA NET
LOSS (INCLUDING
ACQUISITIONS)....   $(63,393)    $(45,760)      $(52,819)   $(17,246) $(13,361) $(15,153)  $(17,633) $(14,600) $(20,560) $(17,659)
PRO FORMA NET
LOSS (HISTORI-
CAL).............   $(13,808)    $ (9,141)      $(39,270)   $ (2,525) $ (2,670) $ (3,946)  $ (4,667) $ (5,843) $(15,400) $(18,027)
Weighted average
common shares
outstanding......      5,611        5,541          5,823       5,323     5,565     5,736      5,823     5,823     5,823     5,823
Shares included
pursuant to
Securities and
Exchange
Commission Staff
Accounting
Bulletin:........
 Common shares
 issued subse-
 quent to Septem-
 ber 30, 1996....        800          800            800         800       800       800        800       800       800       800
 Founders shares
 repurchased upon
 termination of
 employment......       (356)        (356)          (356)       (356)     (356)     (356)      (356)     (356)     (356)     (356)
 Common shares
 issuable upon
 exercise of
 stock options...        107          107            107         107       107       107        107       107       107       107
 Common shares
 issuable upon
 conversion of
 common stock
 warrants........         21           21             21          21        21        21         21        21        21        21
Common shares
issuable upon
conversion of
Mandatorily
Redeemable
Convertible
Preferred
Stock(1).........     12,094       12,094         12,094      12,094    12,094    12,094     12,094    12,094    12,094    12,094
Common shares
issuable upon
conversion of
Mandatorily
Redeemable
Convertible
Preferred Stock
warrants.........        176          176            176         176       176       176        176       176       176       176
Common shares
issuable upon
acquisition of
companies prior
to
September 30,
1997.............      6,663        6,663          6,663       6,663     6,663     6,663      6,663     6,663     6,663     6,663
Less: Common
shares not
probable of
issuance at the
end of
contingency
period...........       (886)        (886)          (886)       (886)     (886)     (886)      (886)     (886)     (886)     (886)
Add: Common
shares probable
of issuance at
the end of
contingency
periods based
upon earn-out
criteria.........        325          325            325         325       325       325        325       325       325       325
Common shares
issuable upon
acquisition of
companies
subsequent to
September 30,
1997(4)..........      1,263        1,263          1,263       1,263     1,263     1,263      1,263     1,263     1,263     1,263
Add: Common
shares probable
of issuance at
the end of
contingency
periods based
upon earn-out
criteria.........        161          161            161         161       161       161        161       161       161       161
Common stock
options issued to
employees of
companies
acquired through
September 30,
1997.............      6,663        6,663          6,663       6,663     6,663     6,663      6,663     6,663     6,663     6,663
Treasury shares
acquired with
proceeds from
exercise of stock
options..........     (5,286)      (5,286)        (5,286)     (5,286)   (5,286)   (5,286)    (5,286)   (5,286)   (5,286)   (5,286)
Common stock
options issued to
employees of
companies
acquired
subsequent to
September 30,
1997.............      1,263        1,263          1,263       1,263     1,263     1,263      1,263     1,263     1,263     1,263
Treasury shares
acquired with
proceeds from
exercise of stock
options..........     (1,231)      (1,231)        (1,231)     (1,231)   (1,231)   (1,231)    (1,231)   (1,231)   (1,231)   (1,231)
Shares issuable
under Affiliate
Warrant Program..        103          103            103         103       103       103        103       103       103       103
Shares deemed
outstanding under
stock bonus
arrangement for
employees of
acquired
companies
(including
acquisitions)....      1,088          839          2,873         380       823     1,313      1,833     2,353     2,873     3,394
Common shares to
be issued to
Intel Corp.
concurrent with
the closing of
the Offering.....      1,250        1,250          1,250       1,250     1,250     1,250      1,250     1,250     1,250     1,250
                    --------     --------       --------    --------  --------  --------   --------  --------  --------  --------
Total pro forma
(including
acquisitions)
common shares
outstanding......     29,829       29,510         31,826      28,833    29,518    30,179     30,786    31,306    31,826    32,347
                    ========     ========       ========    ========  ========  ========   ========  ========  ========  ========
PRO FORMA NET
LOSS PER SHARE
(INCLUDING
ACQUISITIONS)(3).   $  (2.13)    $  (1.55)      $  (1.66)   $   (.60) $  (.45)  $   (.50)  $   (.57) $  (.47)  $   (.65) $   (.55)
Less: Shares
deemed
outstanding under
stock bonus
arrangement for
employees of
acquired
companies
(including
acquisitions)....     (1,088)        (839)        (2,873)       (380)     (823)   (1,313)    (1,833)   (2,353)   (2,873)   (3,394)
Add: Shares
deemed
outstanding under
stock bonus
arrangement for
employees of
acquired
companies
(historical pro
forma)...........                                    148                                                    2       128       313
                    --------     --------       --------    --------  --------  --------   --------  --------  --------  --------
Total historical
pro forma common
shares
outstanding......     28,741       28,671         29,101      28,453    28,695    28,866     28,953    28,955    29,081    29,266
                    ========     ========       ========    ========  ========  ========   ========  ========  ========  ========
PRO FORMA NET
LOSS PER SHARE
(HISTORICAL)(2)..   $   (.48)    $   (.32)      $  (1.35)   $   (.09) $   (.09) $   (.14)  $   (.16) $   (.20) $   (.53) $   (.62)

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(1) Common shares outstanding has been computed on a pro forma basis giving effect to the conversion upon the closing of this offering of the Company's Series A, Series B and Series C Preferred Stock, as if converted for all periods presented.
(2) Historical pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the Company's filing of a Registration Statement for this offering have been included in the computation as if they were outstanding for each period presented.
(3) Pro forma net loss per share is computed on the basis of (2) above and giving effect to amortization of deferred compensation expense related to acquired companies as if acquired on January 1, 1996 (or date of inception, if later). Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the proposed offering price.

(4) Includes shares issuable for pending or probable acquisitions, including USWeb LA Central, USWeb Houston, USWeb Boston and Reach Networks, Inc.